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Exhibit (a)(1)(B)

        LETTER OF TRANSMITTAL
To accompany certificates of common stock, no par value per share, of DUSA Pharmaceuticals,  Inc.

        The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares tendered pursuant to this Letter of Transmittal. Such cash payment shall equal to $8.00 per share of common stock tendered.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

        Pursuant to the merger of Caraco Acquisition Corporation ("Purchaser"), a wholly owned subsidiary of Caraco Pharmaceutical Laboratories, Ltd., a subsidiary of Sun Pharmaceutical Industries Limited, with and into DUSA Pharmaceuticals, Inc. ("DUSA"), the undersigned encloses herewith and surrenders the following certificate(s) representing shares of DUSA stock:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)

	Certificate No(s)	Number of Shares

TOTAL SHARES

☐
Check this box if your certificate(s) has been lost, stolen, misplaced or mutilated. See Instruction 5.

SPECIAL PAYMENT INSTRUCTIONS
Complete ONLY if the check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:

Name:

Address:

(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3, 4, 6 and 7)

SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if check is to be mailed to some address other than the address reflected above. See Instructions 4. Mail to:

Name:

Address:

YOU MUST SIGN IN THE BOX BELOW AND FILL OUT AND SIGN THE SUBSTITUTE
FORM W-9 ATTACHED HERETO

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 7.
Registered Holder
Registered Holder
Title, if any

Date:

Phone No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a participant in the Securities Transfer Agent's Medallion Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution"), the signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.
Authorized Signature
Name of Firm
Address of Firm—Please Print

 INSTRUCTIONS FOR SURRENDERING CERTIFICATES
(Please read carefully the instructions below)

        1.    Method of Delivery:    Your stock certificate(s) and the Letter of Transmittal must be sent or delivered to American Stock Transfer & Trust Company (the "Exchange Agent"). Do not send your certificates to DUSA Pharmaceuticals, Inc., Caraco Pharmaceutical Laboratories, Ltd. ("CPL"), Caraco Acquisition Corporation or Sun Pharmaceutical Industries Limited ("Sun Pharma"). The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If you submit this Letter of Transmittal by facsimile, you must also send or deliver your certificate(s) in order to receive payment. If the certificate(s) are sent by mail, registered mail with return receipt requested and proper insurance is suggested.

        2.    Payment in the Same Name:    If the check is issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Payment Instructions" or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

        3.    Payment in Different Name:    If the section entitled "Special Payment Instructions" is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

        4.    Special Payment and Delivery Instructions:    Indicate the name in which and address to which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. If Special Payment Instructions have been completed, a Substitute Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.

        5.    Letter of Transmittal Required; Surrender of Certificate(s; Lost Certificate(s):    You will not receive your check and stock certificate unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (877) 248-6417 or (718) 921-8317 prior to submitting your certificates for exchange. Any DUSA shareholder who has lost certificates should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace lost certificates. Such arrangements should be made with Exchange Agent.

        6.    Substitute Form W-9:    Under the federal income tax law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder's correct Taxpayer Identification Number ("TIN") on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to 28% backup withholding on the payment of any cash. The surrendering shareholder must check the box in Part 4 if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering shareholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

        7.    Stock Transfer Taxes.    If payment is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in the Letter of Transmittal.

        All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Exchange Agent and CPL, a subsidiary of Sun Pharma, and such determination shall be final and binding. Exchange Agent and CPL, a subsidiary of Sun Pharma, reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

—THIS PAGE INTENTIONALLY LEFT BLANK—

PAYER'S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW		Social Security Number OR Employer Identification Number

Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)

Part 3—Certification Under Penalties of Perjury, I certify that:
	(1)	The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),
Payer's Request for Taxpayer Identification Number (TIN) and Certification	(2)
		I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and	Part 4— Awaiting TIN ☐
	(3)	I am a U.S. person (including a U.S. resident alien).

Certification instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE		DATE
NAME
ADDRESS
CITY	STATE	ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER'S NAME: American Stock Transfer & Trust Company, LLC
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

            I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

 IMPORTANT TAX INFORMATION

        Under current U.S. federal income tax law, a Shareholder who tenders DUSA stock certificates that are accepted for exchange may be subject to backup withholding. In order to avoid such backup withholding, the Shareholder must provide the Exchange Agent with such Shareholder's correct taxpayer identification number and certify that such Shareholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith. In general, if a Shareholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Exchange Agent is not provided with the correct taxpayer identification number, the Shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the DUSA stock certificates are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Certain Shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such Shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status, on a properly completed Form W-8BEN, or successor form. Such statements can be obtained from the Exchange Agent.

        Failure to complete the Substitute Form W-9 will not, by itself, cause the DUSA stock certificates to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the merger. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

        NOTE:    FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of—	For this type of account:		Give the EMPLOYER IDENTIFICATION number of—
1.	An individual's account		The individual	8.	Sole proprietorship account	The owner(4)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	9.	A valid trust, estate or pension trust	The legal entity(5)
3.	Husband and wife (joint account)		The actual owner of the account or, if joint funds, the first individual on the account(1)	10.	Corporate account	The corporation
4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	11.	Religious, charitable, or educational organization account	The organization
5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor(1)	12.	Partnership account held in the name of the business	The partnership
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person		The ward, minor, or incompetent person(3)	13.	Association, club, or other tax-exempt organization	The organization
7.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14.	A broker or registered nominee	The broker or nominee
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(5)
List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

        If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

        Payees specifically exempted from backup withholding include:

  •
  An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A foreign government or any political subdivision, agency or instrumentality thereof.

        Payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a).

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A foreign central bank of issue.

  •
  A trust exempt from tax under Section 664 or described in Section 4947.

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

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        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in Section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

        Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

        Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

        Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)
Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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The Information Agent for the Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885

Email: DUSA@mackenziepartners.com

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  Exhibit (a)(1)(B)
INSTRUCTIONS FOR SURRENDERING CERTIFICATES ( Please read carefully the instructions below )
IMPORTANT TAX INFORMATION
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
The Information Agent for the Offer is